RESIDENTIAL FUNDING SECURITIES
A GMAC COMPANY



                                  RFMSI 2001-S2
                              SUBORDINATE OFFERINGS
                           Settlement Date 01/30/2001
                                01/19/01 9:48 AM

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                            D E A L S T R U C T U R E
-------------- ------------ ----------- ------- ------- -------- -------- --------- ----------- --------
                              Face                Avg
Class           Bond Type     Amount     Coup    Life   Spread   ~Yield    ~Price     Window     Notes
-------------- ------------ ----------- ------- ------- -------- -------- --------- ----------- --------
SNR +/- 2%         AAA      200,250,000  7.25
M1              MEZ, NAS     3,846,963   7.25   10.62    SOLD
M2              MEZ, NAS     1,559,579   7.25   10.62    +240     7.543    98-09    02/01-11/30
M3              MEZ, NAS       935,748   7.25   10.62    +305     8.193    94-01    02/01-11/30
B1              SUB, NAS       519,860   7.25   10.62    +575    10.893    79-02    02/01-11/30
B2              SUB, NAS       415,888   7.25   10.62    +1175   16.893    56-14    02/01-11/30
B3              SUB, NAS       415,888   7.25   10.62   $23-16             23-16    02/01-11/30
TOTAL                       207,943,926
--------------------------- ----------- ------- ------- -------- -------- --------- ----------- --------

Yield Curve            3mo         6mo         1yr          2yr         5yr         10yr        30yr
------------------- ----------- ----------- ----------- ------------ ----------- ----------- -----------
Bmk Yield             5.267       5.097       5.089        4.716       4.767       5.143       5.509
Swap Spreads                                                62           95          87
------------------- ----------- ----------- ----------- ------------ ----------- ----------- -----------


--------------------------------------------------------------------------------------------------------
                                APPROXIMATE COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------------------------------
Collateral Type                                       30YR JUMBO-A
Pricing Speed                                         300 PSA
Pass-Through Coupon                                   7.25%
Gross Weighted Average Coupon                         8.10%
Weighted Average Maturity                             358
Weighted Average LTV                                  73.5%
State Concentration                                   45% Max California
Documentation                                         85-90% Full/Alt
Cash-Out REFI                                         8.0%
Average Loan Balance                                  $380,000
Prepayment Penalty                                    5% Max
Average FICO Score                                    736
Senior/Sub Structure                                  3.70% subordination
----------------------------------------------------- ----------------------------------------
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COMMENTS



Approximate Credit Enhancement Levels:      AAA    3.70%
                                            AA     1.85%
All tables attached assume                  A      1.10%
no losses.                                  BBB    0.65%
                                            BB     0.40%
                                            B      0.20%

_______________________________________________________________________________
This information was prepared for informational purposes only. It is not an offer to buy or sell any MBS/ABS instrument. In the event of such offering, this information is deemed superseded & amended entirely by a Prospectus or Prospectus Supplement. It is not an official confirmation of terms and is based on information generally available to the public from sources believed to be reliable. No representation is made of accuracy or completeness or that any returns indicated will be achieved. Any changes to assumptions may have a material impact on returns. Past performance is not indicative of future results. The related security may only be transferred in accordance with U.S. or other relevant securities laws and according to the terms of such security. -- Residential Funding Corporation and affiliates, Residential Funding Securities Corporation and RFSC International Limited.

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